SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party Other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ] Confidential, for Use of the
                                              Commission Only (as permitted by
[ ]  Definitive Proxy Statement               Rule 14a-6(e)(2))

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   PACIFICORP
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

The Proxy Solicitation is made solely by the Proxy Statement/Prospectus, dated May 6, 1999, and the related solicitation materials and is being made to all record holders of PacifiCorp's Preferred Stock. PacifiCorp is not aware of any jurisdiction where the making of the Proxy Solicitation and all related acts and transactions incidental thereto is not in compliance with applicable law.


                                   PacifiCorp

                        Notice of Solicitation of Proxies

                   For the 1999 Annual Meeting of Shareholders

                          From the Holders of Record of

               Series                                             CUSIP No.
               ------                                            -----------

      Serial Preferred Stock
               4.52% Series.................................     695114-20-7
               4.56% Series.................................     695114-30-6
               4.72% Series.................................     695114-40-5
               5.00% Series.................................     695114-60-3
               5.40% Series.................................     695114-70-2
               6.00% Series.................................     695114-80-1
               7.00% Series.................................     695114-88-4

      No Par Serial Preferred Stock
               $7.48 Series.................................     695114-65-2
               $7.70 Series.................................     695114-67-8
               $1.16 Series*................................     695114-73-6
               $1.18 Series*................................     695114-74-4
               $1.28 Series*................................     695114-75-1

      5% Preferred Stock....................................     695114-50-4

      ------------------

      * Will be redeemed prior to the Merger.

-------------------------------------------------------------------------------
            The 1999 Annual Meeting of Shareholders Will Be Held at
   the Salt Lake City Hilton Hotel, 150 West 300 South, Salt Lake City, Utah,
                  at 1:30 P.M., Local Time, on June 17, 1999.
          The Record Date for the Proxy Solicitation is April 30, 1999.
-------------------------------------------------------------------------------

     PacifiCorp, an Oregon corporation, is soliciting proxies (the "Proxy Solicitation") pursuant to the Proxy Statement/Prospectus, dated May 6, 1999 (the "Proxy Statement"), from the record holders of shares of its Preferred Stock specified above (collectively, the "Preferred Stock") in connection with PacifiCorp's 1999 Annual Meeting of Shareholders (including any adjournment thereof, the "Annual Meeting"). The Record Date for the solicitation is April 30, 1999. The Proxy Statement was first mailed to preferred shareholders on or about May 6, 1999. Capitalized terms used but not defined herein have the meaning ascribed to them in the Proxy Statement.

     At the Annual Meeting, among other things, the record holders of the Preferred Stock will consider and vote upon (i) a proposal (the "Merger Proposal") to approve alternate forms of an agreement and plan of merger (the "Merger Agreement") among PacifiCorp, Scottish Power plc and others (the "Merger"), with PacifiCorp continuing as a subsidiary in the ScottishPower group, and (ii) a proposal (the "Unsecured Debt Proposal") to approve an increase of $5 billion in the amount of unsecured indebtedness permitted under PacifiCorp's Third Restated Articles of Incorporation. Neither proposal is conditioned on the approval of the other proposal. Approval of each proposal by the record holders will occur if a majority of the voting power of the Preferred Stock, voting together as a single class, votes in favor of that proposal. The Merger Proposal also requires the approval of a majority of the outstanding shares of PacifiCorp common stock.

     The outstanding shares of Preferred Stock will not be converted in the Merger and will continue to have the same rights and preferences they had before the Merger. However, the Merger Agreement requires PacifiCorp to redeem the $1.16, $1.18 and $1.28 series of No Par Serial Preferred Stock, in accordance with their respective terms, before the Merger.

     Special Cash Payments to Preferred Shareholders. If, but only if, the Merger Proposal is approved at the Annual Meeting and all regulatory approvals specified in the Merger Agreement have been obtained, PacifiCorp will make a special cash payment in the amount of $1.00 per share ($0.25 per share for the $1.16, $1.18 and $1.28 series) to each record holder that voted "FOR" the Merger Proposal. In addition, if, but only if, the Unsecured Debt Proposal is approved at the Annual Meeting, PacifiCorp will make a special cash payment in the amount of $1.00 per share ($0.25 per share for the $1.16, $1.18 and $1.28 series) to each record holder that voted "FOR" the Unsecured Debt Proposal. PacifiCorp expects the Merger to occur later this year.

     THE BOARD OF DIRECTORS OF PACIFICORP RECOMMENDS VOTING IN FAVOR OF THE MERGER PROPOSAL AND THE UNSECURED DEBT PROPOSAL.

     A holder whose shares are held by a broker, bank or other nominee and who wishes to vote at the Annual Meeting must contact such nominee with instructions as to how he or she desires to vote. Any record holder who wishes to vote at the Annual Meeting and who does not expect to attend the Annual Meeting, must, on or prior to the date of the Annual Meeting, complete and sign the applicable proxy and mail or deliver it and any other required documents to the Information Agent. Proxies may be revoked at any time prior to the Annual Meeting.

     Designated Soliciting Dealer Fees. If, but only if, the Merger Proposal is approved at the Annual Meeting and all regulatory approvals specified in the Merger Agreement have been obtained, PacifiCorp will pay to each designated Soliciting Dealer (including any Co-Solicitation Agent) a solicitation fee of $1.00 per share ($0.25 per share for the $1.16, $1.18 and $1.28 series) for each share of Preferred Stock that is voted "FOR" the Merger Proposal by a beneficial owner holding 2,500 or fewer shares of Preferred Stock of a series (10,000 or fewer shares for the $1.16, $1.18 and $1.28 series). In addition, if, but only if, the Unsecured Debt Proposal is approved at the Annual Meeting, PacifiCorp will pay to each designated Soliciting Dealer (including any Co-Solicitation Agent) a solicitation fee of $1.00 per share ($0.25 per share for the $1.16, $1.18 and $1.28 series) for each share of Preferred Stock that is voted "FOR" the Unsecured Debt Proposal by a beneficial owner holding 2,500 or fewer shares of Preferred Stock of a series (10,000 or fewer shares for the $1.16, $1.18 and $1.28 series).

     THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION REGARDING THE PROXY SOLICITATION AND SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE REGARDING THE PROXY SOLICITATION.

                                 -------------

     Questions with respect to completing and submitting a proxy and requests for additional copies of the Proxy Statement and related solicitation materials should be directed to the Information Agent. Questions regarding the terms of the Proxy Solicitation, including the special cash payments to preferred shareholders, should be directed to the Co-Solicitation Agents.

                            The Information Agent is:
                           Innisfree M&A Incorporated
                         501 Madison Avenue, 20th Floor
                            New York, New York 10022
                 Banks and Brokers Call Collect: (212) 750-5833
                          All Others Call: 877-750-2689

                         The Co-Solicitation Agents are:

                         Salomon Smith Barney
                             390 Greenwich Street
                             New York, New York 10013
                             800-558-3745 or (212) 723-6106
                             Attention: Liability Management Group

Donaldson, Lufkin & Jenrette            PaineWebber Incorporated
    277 Park Avenue                        1285 Avenue of the Americas
    New York, New York 10172               New York, New York 10019
    800-334-1604 or (212) 892-2964         800-609-1666 or (212) 713-3687
    Attention: Jeff Dorst                  Attention: Liability Management Group


May 12, 1999

[Graphics omitted]

Dear Customer:

As you may already know, our two companies are proposing to merge. We believe that together we can improve the way PacifiCorp does business and become a model of excellent service, sound environmental practices, and positive community involvement.

In our last letter, we outlined an unprecedented package of 15 customer service improvements which we will implement when our proposed merger is approved. Today, we'd like to share with you our plans for something that is vital to us all: the environment.

Good corporate citizens are environmentally responsible.

Just as you do your part to protect the environment through conservation, re-use, and recycling, corporations have an obligation to do theirs as well.

In our merger filing, currently under review by the Oregon Public Utility Commission and regulators in other states, we have outlined a range of programs and processes designed to increase PacifiCorp's environmental commitment and create new opportunities for customers to "go green."

We'll create more power from renewable resources.

ScottishPower and PacifiCorp have been leaders in the development of renewable energy sources. As a combined company, we anticipate spending $60 million over the next five years to develop 50 megawatts of power from renewable resources, including wind, solar, and geothermal power. With only 1 percent of the country's electric customers, PacifiCorp will generate 5 to 10 percent of all the new renewable energy currently planned in the U.S. This environmentally friendly energy could serve the electricity needs of about 40,000 homes.

We'll give customers the option to "go green."

Many of you have told us that you'd like the option to purchase additional green power. We're going to give you that opportunity. Our merger filing proposes a green power offer, an optional program which would allow you to choose electricity produced from clean sources such as wind and geothermal power. Should you choose this option, you would pay slightly higher rates--less than a quarter a day--which would be used to develop additional renewable "green" power.

We'll expand PacifiCorp's environmental commitments.

In addition to PacifiCorp's current financial support for local environmental projects through our GreenCorps and Earth Stewards programs, the merger will enable us to:

     o    Explore the expansion of Blundell geothermal project in Utah

     o Develop a process to gather outside input on environmental matters such as the establishment of an Environmental Forum

     o Contribute $100,000 to the Bonneville Environmental Foundation for use in fish mitigation projects and developing new renewable resources

     o Find ways to run our power plants in a more environmentally friendly manner.

We'll track and report on our performance.

Following the example of ScottishPower in the United Kingdom, our newly merged company will be publicly accountable for our environmental performance. Our performance will be included in the ScottishPower Corporate Environmental Report. Through this process, we'll show you where we've met the mark, and where we need to improve.

We'll earn your trust and respect.

In the coming days, we'll tell you more about our community involvement and how we plan to play an active role in the communities we serve. We're raising the bar for utility performance and we want to include you in the process.

Sincerely,

/s/ Alan V. Richardson                  /s/ Richard T. O'Brien
Chief Executive Officer,                Chief Operating Officer,
ScottishPower Inc.                      PacifiCorp
www.scottishpower.plc.uk                www.pacificorp.com

[Graphics omitted]

Dear Customer:

As you may already know, our two companies are proposing to merge. We believe that together we can improve the way PacifiCorp does business and become a model of excellent service, sound environmental practices, and positive community involvement.

In our last letter, we outlined an unprecedented package of 15 customer service improvements which we will implement when our proposed merger is approved. Today, we'd like to share with you our plans for something that is vital to us all: the environment.

Good corporate citizens are environmentally responsible.

Just as you do your part to protect the environment through conservation, re-use, and recycling, corporations have an obligation to do theirs as well.

In our merger filing, currently under review by the Wyoming Public Service Commission and regulators in other states, we have outlined a range of programs and processes designed to increase PacifiCorp's environmental commitment and create new opportunities for customers to "go green."

We'll create more power from renewable resources.

ScottishPower and PacifiCorp have been leaders in the development of renewable energy sources. As a combined company, we anticipate spending $60 million over the next five years to develop 50 megawatts of power from renewable resources, including wind, solar, and geothermal power. With only 1 percent of the country's electric customers, PacifiCorp will generate 5 to 10 percent of all the new renewable energy currently planned in the U.S. This environmentally friendly energy could serve the electricity needs of about 40,000 homes.

We'll give customers the option to "go green."

Many of you have told us that you'd like the option to purchase additional green power. We're going to give you that opportunity. Our merger filing proposes a green power offer, an optional program which would allow you to choose electricity produced from clean sources such as wind and geothermal power. Should you choose this option, you would pay slightly higher rates--less than a quarter a day--which would be used to develop additional renewable "green" power.

We'll expand PacifiCorp's environmental commitments.

In addition to PacifiCorp's current financial support for local environmental projects through our GreenCorps and Earth Stewards programs, the merger will enable us to:

     o    Explore the expansion of Blundell geothermal project in Utah

     o Develop a process to gather outside input on environmental matters such as the establishment of an Environmental Forum

     o Contribute $100,000 for use in fish mitigation projects and developing new renewable resources

     o Find ways to run our power plants in a more environmentally friendly manner

We'll track and report on our performance.

Following the example of ScottishPower in the United Kingdom, our newly merged company will be publicly accountable for our environmental performance. Our performance will be included in the ScottishPower Corporate Environmental Report. Through this process, we'll show you where we've met the mark, and where we need to improve.

We'll earn your trust and respect.

In the coming days, we'll tell you more about our community involvement and how we plan to play an active role in the communities we serve. We're raising the bar for utility performance and we want to include you in the process.

Sincerely,

/s/ Alan V. Richardson                  /s/ Richard T. O'Brien
Chief Executive Officer,                Chief Operating Officer,
ScottishPower Inc.                      PacifiCorp
www.scottishpower.plc.uk                www.pacificorp.com

[Graphics omitted]

Dear Customers:

As you may already have heard, PacifiCorp, parent company of Utah Power, and ScottishPower are proposing to merge. We believe together we can improve the way Utah Power does business by better focusing our attention on you, our customer. We envision introducing a broad range of initiatives, making Utah Power one of the top ten performing utilities in the country by 2005. For example, we have worked hard together to design a comprehensive customer service program which we will implement when the merger is approved.

This summer, members of the Public Service Commission in Salt Lake, along with regulators in other states, will decide on your behalf whether the merger will benefit you as customers. Here's why we believe it will:

We believe good service is good business anywhere in the world.

We know that the best service is important to you, and so we have developed a comprehensive package of 15 customer service standards, which is unprecedented in the U.S. electric utility industry. We're making commitments to you similar to those ScottishPower is already delivering to its customers in the United Kingdom. Our improved customer service package, matched with electrical rates that are already among the lowest in the nation, create a winning combination.

Here are some of the things you can expect from us once the merger is approved:

     o    We will keep all mutually agreed appointments or pay you $50.

     o If you lose power, we will restore your electricity supply within 24 hours, barring extreme weather, or pay you $50. Plus, we'll pay you $25 for every additional 12-hour delay.

     o If you have a question about your bill, we'll respond within 15 days or pay you $50.

     o When you sign up as a customer, we will switch on your new power supply within 24 hours, or pay you $50. Plus, we'll pay you $25 for every additional 12-hour delay.

You can judge our performance by our actions.

We are very serious about holding ourselves accountable to you and we will spend $55 million to phase-in these and other standards of excellence. We will also publish details of our performance against these new standards, so that you can judge for yourselves the improvements we are making.

We intend to earn your trust and your respect.

We're raising the bar for utility performance, and want to keep you informed of our progress. Our new customer service package is just the beginning.

Sincerely,

/s/ Alan V. Richardson                  /s/ Richard Walje
Chief Executive Officer,                Vice President,
ScottishPower Inc.                      Utah Power
www.scottishpower.plc.uk                www.pacificorp.com

[Graphics omitted]

                             FOR INTERNAL USE ONLY -
                     NOT FOR DISTRIBUTION OUTSIDE THE FIRM

THIS INFORMATION MAY NOT BE COPIED, DISTRIBUTED OR SHOWN TO ANYONE OUTSIDE SALOMON SMITH BARNEY. Under no circumstances should this sales memorandum be provided to anyone outside Salomon Smith Barney. The contents of this memorandum should not be discussed with anyone outside this firm (including the press) other than institutional customers of the firm or the issuer.


                                3,159,440 Shares
                                [GRAPHIC OMITTED]

                       Preferred Stock Proxy Solicitation

                           Salomon Smith Barney (Lead)
          Donaldson, Lufkin & Jenrette               Paine Webber

-------------------------------------------------------------------------------
                        Votes must be in by June 17, 1999
                          Record Date is April 30, 1999
-------------------------------------------------------------------------------

                                                                        Outstanding       Outstanding
Series         Rate          Type            CUSIP           Par           Shares            ($ mm)
------        ------     ------------     -----------        ---        -----------       -----------
4.520%        4.520%         Perp         695114 20 7        100             2,065            $0.21
4.560%        4.560%         Perp         695114 30 6        100            84,592             8.46
4.720%        4.720%         Perp         695114 40 5        100            69,890             6.99
5.000%        5.000%         Perp         695114 60 3        100            41,970             4.20
5.000%        5.000%         Perp         695114 50 4        100           126,463            12.65
5.400%        5.400%         Perp         695114 70 2        100            65,960             6.60
6.000%        6.000%         Perp         695114 80 1        100             5,932             0.59
7.000%        7.000%         Perp         695114 88 4        100            18,060             1.81
$1.160        4.640%         Perp         695114 73 6         25           193,102             4.83
$1.180        4.720%         Perp         695114 74 4         25           420,116            10.50
$1.280        5.120%         Perp         695114 75 1         25           381,220             9.53
$7.480        7.480%     Sinking Fund     695114 65 2        100           750,000            75.00
$7.700        7.700%     Sinking Fund     695114 67 8        100         1,000,000           100.00
                                                                         ---------           ------
                                                                         3,159,370          $241.36

TRANSACTION OVERVIEW

                                     Merger Approval                             Unsecured Debt Consent
--------------------    ----------------------------------------     ---------------------------------------------
Description             Approve acquisition of PacifiCorp by         Increase permitted amount of unsecured debt
                        ScottishPower, expected to close in 1999     by $5 billion

Cash Payment            $1.00 per share for "YES" votes              $1.00 per share for "YES" votes
to Shareholder          ($0.25 per share for $25-par series)         ($0.25 per share for $25-par series)

Vote Required           Majority - not cross-conditional             Majority - not cross-conditional

Rationale               o    PacifiCorp will benefit from            o    Enhances financial flexibility and
                             ScottishPower's commitment to best           diversifies funding sources (e.g.
                             practices and customer satisfaction          commercial paper, tax-exempt debt,
                        o    Preferred stock not converted;               sub debt and trust preferred)
                             existing rights and preferences         o    Will not result in a reduction of
                             preserved                                    the current ratings of PacifiCorp
                        o    Viewed as neutral-to-positive by             preferred
                             Moody's and S&P (S&P has a positive     o    No intention to "lever up," company
                             outlook)                                     targets "A" secured debt rating

Comment on Payment      Most merger proxies are done without         Consistent with precedent transactions
to Shareholders         cash payments                                in utility industry

Payment Timing          Shortly before the merger is completed       Promptly after the PacifiCorp annual meeting
--------------------    ----------------------------------------     --------------------------------------------

                                [GRAPHIC OMITTED]

                       Preferred Stock Proxy Solicitation

                           Salomon Smith Barney (Lead)
          Donaldson, Lufkin & Jenrette               Paine Webber


WHAT ACTIONS ARE NEEDED FROM THE SALESFORCE?

     o    Notify customers of transaction (see attached table of holders)

     o    Reflect all color to Phil Tremmel or Steve Cheeseman (723-6106).

     o    Voting is done through back offices and bank/broker custodians


ECONOMICS AND CALLING EFFORT:

     o    Economics are pre-set: There is no institutional designation.

     o    DLJ and PaineWebber will be calling accounts too.


FEES TO BROKERS FOR SOLICITATION:

          For $100 par
          ------------
                                      Less than
                                     or equal to             Greater than
                                       2,500 sh                2,500 sh
          Vote                      Fee to Brokers             Fee to Us
          ---------------------------------------------------------------------
          Merger                      $1.00 / sh              $0.25 / sh
          Unsecured Debt              $1.00 / sh              $0.25 / sh
          ---------------------------------------------------------------------
                 Total                $2.00 / sh              $0.50 / sh
          ---------------------------------------------------------------------

          For $25 par
          -----------
                                      Less than
                                     or equal to             Greater than
                                       10,000 sh               10,000 sh
          Vote                      Fee to Brokers             Fee to Us
          ---------------------------------------------------------------------
          Merger                      $0.25 / sh             $0.0625 / sh
          Unsecured Debt              $0.25 / sh             $0.0625 / sh
          ---------------------------------------------------------------------
                 Total                $0.50 / sh              $0.125 / sh
          ---------------------------------------------------------------------

     o Fee to Us are split 70/15/15 with PW and DLJ. There is no designation available.

     o Fees for the Merger and Unsecured Debt votes are independent of each other.

     o    Fees paid for "YES" votes only.

     o Merger Fee paid upon Merger closing; Unsecured Debt Fee paid upon success.

-------------------------------------------------------------------------------
                                                          FOR INTERNAL USE ONLY
-------------------------------------------------------------------------------
                                                                   May 12, 1999
                                                          Co-Solicitation Agent
PACIFICORP
                                                                Preferred Stock
                                                            Proxy Solicitations
-------------------------------------------------------------------------------

Solicitations Summary

The Company:                  PacifiCorp (the "Company")

The Preferred Shares:         o    4.52%, 4.56%, 4.72%, 5.00%, 5.40%, 6.00%,
                                   7.00% Serial Preferred Stock ($100 Stated
                                   Value)
                              o    $7.48, $7.70 Series No Par Serial Preferred
                                   Stock ($100 Stated Value)
                              o    $1.16, $1.18, $1.28 Series No Par Serial
                                   Preferred Stock ($25 Stated Value)
                              o    5.00% Preferred Stock ($100 Stated Value)

Expiration Date of            Thursday, June 17, 1999 at 3:30 P.M., New York
Proxy Solicitation:           City Time

Purpose of Proxy              The Company is soliciting proxies in connection
Solicitation:                 with the 1999 Annual Meeting of shareholders of
                              PacifiCorp to obtain the consent of a majority of the voting power of the Preferred Stock, voting together as a single class:
                              (i) to approve alternative forms of an agreement and plan of Merger among PacifiCorp, Scottish
                              Power plc and others (the "Merger Proposal") and, separately,
                              (ii) to an increase of $5 billion in the amount of unsecured indebtedness permitted under
                              PacifiCorp's Third Restated Articles of
                              Incorporation (the "Unsecured Debt Proposal").

Special Cash Payments To      If, but only if, the Merger is approved at the
Preferred Shareholders:       PacifiCorp Annual Meeting and all regulatory
                              approvals for the Merger required under the Merger
                              Agreement have been obtained, the Company will make a special cash payment to preferred holders in the amount of $1.00 per share ($0.25 per share for the $1.16, $1.18 and $1.28 series) to each record holder that voted "FOR" the Merger
                              Proposal. These Merger Proposal special cash payments will be paid promptly after receipt of the last regulatory approval for the Merger but prior to the Merger.
                              Separately, if, but only if, the Unsecured Debt
                              Proposal is approved, the Company will make a separate special cash payment in the amount of $1.00 per share ($0.25 per share for the $1.16, $1.18 and $1.28 series) to each record holder that voted "FOR" the Unsecured Debt Proposal. These
                              Unsecured Debt Proposal special cash payments will be paid promptly after the PacifiCorp Annual
                              Meeting.

Designated Soliciting         The Company will pay $1.00 per share ($0.25 per
Dealer Fees:                  share for the $1.16, $1.18 and $1.28 series) to
                              brokers who solicit votes FOR the Unsecured Debt
                              Proposal and $1.00 per share ($0.25 per share for the $1.16, $1.18 and $1.28 series) to brokers who solicit votes FOR the Merger Proposal. These two fees amount to possibly $2.00 for the $100 shares
                              (or $0.50 for the $25 shares) per share in total, if the preferred holder votes FOR both proposals.
                              See "Soliciting Dealer Fees".

Co-Solicitation Agents:       PaineWebber Incorporated
                              Salomon Smith Barney Inc. (Lead)
                              Donaldson, Lufkin and Jenrette

Investment Banking:           Roberts W. Brokaw III       (212) 713-1071
                              Jeremy McGuire              (212) 713-3687
                              Joan Tan                    (212) 713-6205
                              Tim Laslavic                (212) 713-9995
                              Fernando Vinzons            (212) 713-3415

-------------------------------------------------------------------------------
   THIS MEMORANDUM CONTAINS A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THE
    COMPLETE PROXY STATEMENT/PROSPECTUS, WHICH PROXY STATEMENT/PROSPECTUS IS INCORPORATED BY REFERENCE HEREIN. REFERENCE SHOULD BE MADE TO SUCH PROXY STATEMENT/PROSPECTUS FOR MORE DETAILED INFORMATION REGARDING THE COMPANY
                      AND THE SECURITIES BEING SOLICITED.

  THE INFORMATION CONTAINED IN THIS MEMORANDUM IS FOR THE EXCLUSIVE USE OF THE
   FIRM'S REGISTERED REPRESENTATIVES AND OTHER AUTHORIZED PERSONNEL. UNDER NO
     CIRCUMSTANCES IS THIS MEMORANDUM TO BE SHOWN OR GIVEN TO EMPLOYEES OF
        COMPETITIVE FIRMS, CUSTOMERS, OR MEMBERS OF THE GENERAL PUBLIC.
-------------------------------------------------------------------------------

                                                                     PACIFICORP

THE COMPANY
-----------
PacifiCorp is a publicly held electricity company in the United States and Australia. In the United States, PacifiCorp conducts a retail electric utility business and engages in power production and sales on a wholesale basis. PacifiCorp indirectly owns 100% of Powercor Australia Ltd., the largest of the five electric distribution companies in Victoria, Australia, and a 19.9% interest in the 1,600 megawatt, brown coal-fired thermal Hazelwood power station and adjacent brown coal mine in Victoria.

THE SOLICITATIONS
-----------------
PacifiCorp, an Oregon Corporation, is soliciting proxies (the "Proxy Solicitation") pursuant to the Proxy Statement/Prospectus dated May 6, 1999 (the "Proxy Statement"), from the record holders of shares of its Preferred Stock specified above (collectively, the "Preferred Stock") in connection with the Company's 1999 Annual Meeting of Shareholders (including any adjournment thereof, the "Annual Meeting"). The Proxy Statement was first mailed to preferred shareholders on or about May 6, 1999. Capitalized terms used but not defined herein have the meaning ascribed to them in the Proxy Statement/ Prospectus.

At the Annual Meeting, among other things, the record holders of the Preferred Stock will consider and vote upon (i) a proposal (the "Merger Proposal") to approve alternate forms of an agreement and plan of Merger (the "Merger Agreement") among PacifiCorp, Scottish Power plc and others (the "Merger"), with PacifiCorp continuing as a subsidiary in the ScottishPower group, and (ii) a proposal (the "Unsecured Debt Proposal") to approve an increase of $5 billion in the amount of unsecured indebtedness permitted under PacifiCorp's Third Restated Articles of Incorporation. Neither proposal is conditioned on the approval of the other proposal. Approval of each proposal by the preferred shareholders will occur if a majority of the voting power of the Preferred Stock, voting together as a single class, votes in favor of that proposal. The Merger Proposal also requires the approval of a majority of the outstanding shares of PacifiCorp common stock.

The outstanding shares of Preferred Stock will not be converted in the Merger and will continue to have the same rights and preferences they had before the Merger. However, the Merger Agreement requires PacifiCorp to redeem the $1.16, $1.18 and $1.28 series of No Par Serial Preferred Stock before the Merger.

THE BOARD OF DIRECTORS OF PACIFICORP RECOMMENDS VOTING IN FAVOR OF THE MERGER PROPOSAL AND THE UNSECURED DEBT PROPOSAL.

VOTING SECURITIES
-----------------

                                            Stated Value         Shares         Votes Per Share
                                            ------------         ------         ---------------
       Series            CUSIP Number         Per Share        Outstanding       Per Proposal
       ------            ------------         ---------        -----------       ------------
    4.52% Series         695114-20-7            $100                 2,065              1
    4.56% Series         695114-30-6            $100                84,592              1
    4.72% Series         695114-40-5            $100                69,890              1
    5.00% Series         695114-60-3            $100                41,970              1
    5.40% Series         695114-70-2            $100                65,960              1
    6.00% Series         695114-80-1            $100                 5,932              1
    7.00% Series         695114-88-4            $100                18,060              1
    $7.48 Series         695114-65-2            $100               750,000              1
    $7.70 Series         695114-67-8            $100             1,000,000              1
   $1.16 Series*         695114-73-6             $25               193,102             1/4
   $1.18 Series*         695114-74-4             $25               420,116             1/4
   $1.28 Series*         695114-75-1             $25               381,220             1/4
5% Preferred Stock       695114-50-4            $100               126,463              1

* The Merger Agreement requires PacifiCorp to redeem these series prior to the Merger.

VOTING PROCEDURES
-----------------
Each holder of record of PacifiCorp 5% Preferred Stock, PacifiCorp Serial Preferred Stock, PacifiCorp $7.48 No Par Serial Preferred Stock and PacifiCorp $7.70 No Par Serial Preferred Stock on the PacifiCorp record date is entitled to cast one vote per share on the Merger Proposal and the Unsecured Debt Proposal at the PacifiCorp Annual Meeting. Each holder of record of PacifiCorp $1.16, $1.18 or $1.28 No Par Serial Preferred Stock on the PacifiCorp record date is entitled to cast one-quarter vote per share on the approval of the Merger Proposal and the Unsecured Debt Proposal at the PacifiCorp Annual Meeting.

In order to vote FOR the Merger Proposal and the Unsecured Debt Proposal, stockholders should simply check the box on the proxy instruction form "FOR" the Merger Proposal and the box "FOR" the Unsecured Debt Proposal. Stockholders should mail the proxy instruction form as soon as possible so that such voting instructions can be communicated to PacifiCorp before June

                                                                     PACIFICORP

17, 1999. [The proxy instruction form is the second half of the "green" four-page Solicitation of Proxies document that was mailed to the holder.]

SPECIAL CASH PAYMENTS TO PREFERRED SHAREHOLDERS WHO VOTE "FOR" PROPOSALS
------------------------------------------------------------------------
If, but only if, the Merger Proposal is approved at the Annual Meeting and all regulatory approvals specified in the Merger Agreement have been obtained, PacifiCorp will make a special cash payment in the amount of $1.00 per share ($0.25 per share for the $1.16, $1.18 and $1.28 series) to each record holder that voted "FOR" the Merger Proposal. These Merger Proposal special cash payments will be paid promptly after receipt of the last regulatory approval for the Merger but prior to the Merger. PacifiCorp expects the Merger to occur by the end of this year.

In addition, if, but only if, the Unsecured Debt Proposal is approved at the Annual Meeting, PacifiCorp will make a special cash payment in the amount of $1.00 per share ($0.25 per share for the $1.16, $1.18 and $1.28 series) to each record holder that voted "FOR" the Unsecured Debt Proposal. These Unsecured Debt Proposal special cash payments will be paid promptly after the PacifiCorp Annual Meeting.

A holder whose shares are held by a broker, bank or other nominee (like PaineWebber) and who wishes to vote at the Annual Meeting must contact such nominee with instructions as to how he or she desires to vote. Such instructions can be conveyed on the "green" Solicitation of Proxies document (see "Voting Procedures" above). Any record holder of shares who holds the preferred shares in his or her own name and wishes to vote at the Annual Meeting and who does not expect to attend the Annual Meeting, must, on or prior to the date of the Annual Meeting, complete and sign the applicable "yellow" Form of Proxy document that was sent to that holder and mail or deliver it and any other required documents to the Information Agent. Proxies may be revoked at any time prior to the Annual Meeting.

UNITED STATES INCOME TAX CONSIDERATIONS
---------------------------------------
Holders of PacifiCorp preferred stock should consult their own tax advisors in light of their particular circumstances as to the application of United States income tax laws, as well as the effect of any state, local or foreign tax laws, to the special cash payments.

PacifiCorp believes that the special cash payments are dividends for U.S. income tax purposes, and will treat such payments accordingly.

The amount of the special cash payment paid to a holder of PacifiCorp preferred stock will be reported to the holder and to the Internal Revenue Service in the same way all cash dividends are reported. Backup withholding at a rate of 31% will apply to any such payments made to holders for whom backup withholding applies with regards to the payment of regular cash dividends.

SOLICITING DEALER FEES FOR THE MERGER PROPOSAL'S APPROVAL
---------------------------------------------------------
If, but only if, the Merger Proposal is approved at the Annual Meeting and all regulatory approvals specified in the Merger Agreement have been obtained, PacifiCorp will pay to each designated Soliciting Dealer (including any Co-Solicitation Agent) a solicitation fee of $1.00 per share ($0.25 per share for the $1.16, $1.18 and $1.28 series) for each share of Preferred Stock that is voted "FOR" the Merger Proposal by a beneficial owner holding 2,500 or fewer shares of Preferred Stock of a series (10,000 or fewer shares for the $1.16, $1.18 and $1.28 series).

The solicitation fees for these Merger Proposal FOR votes will be paid promptly after the Merger is completed. PacifiCorp expects the Merger to occur by the end of this year.

SOLICITING DEALER FEES FOR THE UNSECURED DEBT PROPOSAL'S APPROVAL
------------------------------------------------------------------
In addition, if, but only if, the Unsecured Debt Proposal is approved at the Annual Meeting, PacifiCorp will pay to each designated Soliciting Dealer (including any Co-Solicitation Agent) a solicitation fee of $1.00 per share ($0.25 per share for the $1.16, $1.18 and $1.28 series) for each share of Preferred Stock that is voted "FOR" the Unsecured Debt Proposal by a beneficial owner holding 2,500 or fewer shares of Preferred Stock of a series (10,000 or fewer shares for the $1.16, $1.18 and $1.28 series).

If the Unsecured Debt Proposal is approved, solicitation fees for the Unsecured Debt Proposal FOR votes will be paid promptly after the PacifiCorp Annual Meeting.

                                                                     PACIFICORP

No assurances can be made to either the clients or the brokers that either
--------------------------------------------------------------------------
solicitation will ultimately be successful, or that "all regulatory approvals"
------------------------------------------------------------------------------
will ultimately be received for the Merger. If such success or Merger approval
------------------------------------------------------------------------------
is not received, no payment will be made.
-----------------------------------------

LEGAL RESTRICTIONS
------------------
Before any oral solicitation of any owner of PacifiCorp Preferred Stock is made, you must confirm that the owner has received a copy of the Proxy Statement/ Prospectus, and if you have been advised that the Proxy Statement/Prospectus has been amended or supplemented, that such Amendment or Supplement has been received. You should strongly encourage holders of Preferred Stock to read the Proxy Statement/Prospectus to obtain a complete and balanced understanding of the two proposals.

INFORMATION AGENT
-----------------
Additional copies of the Proxy Solicitation/Prospectus may be obtained by contacting:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Banks and Brokers Call Collect: (212) 750-5833
All Others Call: (877) 750-2689

ADDITIONAL INFORMATION
----------------------
For additional information, call PaineWebber at 1-800-609-1666. Additionally, any of the Investment Banking people listed at the bottom of this document's first page can be called. Also, information is accessible via the TFI WOO System.

                                   MEMORANDUM
DATE:         May 12, 1999
TO:           Corporate Sales Force
FROM:         DLJ High Grade Capital Markets
SUBJECT:      PacifiCorp Preferred Stock Proxy Solicitation

     PacifiCorp ("PPW") is soliciting proxies for use at its annual meeting of PPW's common and preferred stockholders to be held on Thursday, June 17, 1999. In addition to the normal course of business, there are two proposals that preferred shareholders are asked to consider and vote upon:

     1) A proposal to approve alternate forms of an agreement and plan of merger among PacifiCorp, Scottish Power plc and others (the "Merger Vote").

     2) Obtain the approval of a majority of the voting power of PacifiCorp preferred stock, voting together as a class to an increase of $5 billion in the amount of unsecured indebtedness permitted under PacifiCorp's Third Restated Articles of Incorporation (the "Unsecured Debt Limitation Vote").

     The Board of Directors of PacifiCorp recommends voting in favor of the Merger Vote and the Unsecured Debt Limitation Vote.

     Each of the above proposals requires a majority of the voting power of PacifiCorp preferred stock, voting together as a class for approval. Each proposal is independent of the other. Salomon Smith Barney, DLJ and PaineWebber are acting as co-solicitation agents for the transaction

Transaction Summary
-------------------------------------------------------------------------------

Amount Outstanding:           3,159,400 shares representing 2,413,571 votes

Annual Meeting Date:          Thursday, June 17, 1999

Purpose of the                PacifiCorp believes that the Unsecured Debt
Unsecured Debt                Limitation Vote is key to meeting the objectives
Limitation Vote:              of flexibility and favorable cost structure.
                              Historically, PacifiCorp's debt financing generally has been accomplished through the issuance of long-term first mortgage bonds. First mortgage bonds represent secured indebtedness because PacifiCorp's mortgage, under which its first mortgage bonds are issued, creates a first priority lien on substantially all of PacifiCorp's utility assets. PacifiCorp expects to continue to rely on first mortgage bond financings, but approval of the Unsecured Debt Limitation Vote will provide PacifiCorp with greater flexibility in matching its financing requirements to prevailing capital market conditions. PacifiCorp has managed, and expects to continue to manage, its capital structure through policies intended to result in an "A" rating for its long-term secured debt.

Special Cash Payments         If the Merger Vote is approved and all regulatory
to Investors:                 approvals specified in the merger agreement have
                              been obtained, shareholders will receive $1.00 per $100 stated value per share or $0.25 per $25 stated value per share voted FOR the Merger Vote.

                              If the Unsecured Debt Limitation Vote is approved, shareholders will receive $1.00 per $100 stated value per share or $0.25 per $25 stated value per share voted FOR the Unsecured Debt Limitation Vote.

Record Date:                  Only holders of record on April 30, 1999 are
                              eligible to vote at the annual meeting

Solicitation Fees:            Salespersons who have accounts who vote FOR the
                              proposals are eligible to receive a solicitation fee equal to 1% of the stated value for positions of 2,500 or fewer shares (10,000 or fewer shares for the $25 stated value series)

                              Salespersons who have accounts who vote FOR the proposals are eligible to receive a solicitation fee equal to 0.25% of the stated value for positions greater than 2,500 shares (10,000 shares for the $25 stated value series).

                              Solicitation fees related to the Merger Vote are payable if, but only if, the Merger Vote is approved at the annual meeting and all regulatory approvals specified in the merger agreement have been obtained. Solicitation fees related to the Unsecured Debt Limitation Vote are payable if, and only if the Unsecured Debt Limitation Vote is approved at the annual meeting.

Rating Agencies:              Moody's Investors Service and Standard & Poor's
                              Ratings Services have been advised of the
                              Unsecured Debt Limitation Vote. The rating
                              agencies have advised PacifiCorp that approval of
                              the Unsecured Debt Limitation Vote, in and of
                              itself, will not result in a reduction of the
                              current rating of the PacifiCorp preferred stock.
-------------------------------------------------------------------------------

        PacifiCorp Cumulative Preferred Stock ($100 stated value, unless specified)
     -------------------------------------------------------------------------------
                                   Shares             CUSIP           Voting rights
     Series                     Outstanding           Number           (per share)
     ------                     -----------        -----------       ---------------
     Serial Preferreds
     4.52% Series                   2,065          695114 20 7            1 Vote
     4.56% Series                  84,592          695114 30 6            1 Vote
     4.72% Series                  69,890          695114 40 5            1 Vote
     5.00% Series                  42,000          695114 60 3            1 Vote
     5.40% Series                  65,960          695114 70 2            1 Vote
     6.00% Series                   5,932          695114 80 1            1 Vote
     7.00% Series                  18,060          695114 88 4            1 Vote

     No Par Preferreds
     $7.48 Series                 750,000          695114 65 2            1 Vote
     $7.70 Series               1,000,000          695114 67 8            1 Vote
     $1.16 Series ($25)           193,102          695114 73 6          1/4 Vote
     $1.18 Series ($25)           420,116          695114 74 4          1/4 Vote
     $1.28 Series ($25)           381,220          695114 75 1          1/4 Vote

     5% Preferred Stock           126,463          695114 50 4            1 Vote
     -------------------------------------------------------------------------------
     Totals                     3,159,400                            2,413,571 Votes
     -------------------------------------------------------------------------------

Any questions may be addressed to the following:

          ------------------------------------------------------
                  High Grade                     Financial
                Capital Markets                 Engineering
          ------------------------------------------------------
            Chris Lynch                      Paul Galant
            Saundra Gulley                   Tim Lu
            Michael Davis x6224              Jeff Dorst x2964
                                             Jeremy Murphy x2336
          ------------------------------------------------------
                                                                         Page 2